Exhibit 99.1

Delek US Holdings Increases Regular Quarterly Dividend by $0.01 to $0.23 per share

BRENTWOOD, Tenn., May 2, 2023 -- Delek US Holdings, Inc. (the “Company” or “Delek US”) announced that its Board of Directors has approved a $0.01 per share increase in the regular dividend bringing the quarterly dividend to $0.23 per share that will be paid on May 22, 2023, to shareholders of record on May 15, 2023.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, asphalt, renewable fuels and convenience store retailing. The refining assets consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The convenience store retail business operates approximately 250 convenience stores in central and west Texas and New Mexico.

The logistics operations consist of Delek Logistics, LP (“Delek Logistics”). Delek US and its affiliates also own the general partner and an approximate 80 percent limited partner interest in Delek Logistics. Delek Logistics is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning estimates, expectations or projections about future dividends, results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are "forward-looking statements," within the meaning of federal securities laws. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and investors are cautioned that risks described in the Company's filings with the United States Securities and Exchange Commission, among others, could cause actual performance or results to differ materially from those expressed in the statements. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur or that the Company becomes aware of after the date hereof, except as required by applicable law or regulation.

Investor Relations Contacts:
Rosy Zuklic, Vice President of Investor Relations, 615-767-4344

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407